UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2011

CAR CHARGING GROUP, INC.
(Exact Name of Registrant As Specified In Charter)

Nevada	33-1155965	03-0608147
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

1691 Michigan Avenue, Suite 425 Miami Beach, FL 33139
(Address of Principal Executive Offices)

(305) 521-0200
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On March 18, 2011, Car Charging Group, Inc. (the “Company”) issued 21,776,544 shares of its common stock, $0.001, par value per share (the “Common Stock”) to a certain accredited investor upon conversion of a Secured Convertible Promissory dated September 25, 2009 in the principal amount of $50,000 and accrued interest of $ 4,441.36 at a conversion price of $0.0025 (the “Note”) between the Company and ZE’EVI Group (the “Lender”). Such Common Stock was not registered under the Securities Act of 1933. The issuance of these shares was exempted from registration pursuant to Section 4(2) of the Securities Act of 1933. We made this determination based on the representations that the Lender was an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and that the Lender was acquiring the Common Stock, for investment purposes for its own account and not as a nominee or agent and not with a view to the resale or distribution thereof, and that the Lender understood that the shares of Common Stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

As such, immediately following the conversion of the Note, the Lender holds 92.2% of the total issued and outstanding common stock of the Company, however, there is no change of control of the Company’s voting securities due voting power designated to the Company’ preferred shareholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Secured Convertible Promissory Note issued on September 25, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

CAR CHARGING GROUP, INC.

Date: March 31, 2011	By:	/s/ Michael D. Farkas
Michael D. Farkas
Chief Executive Officer